UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	September 7, 2006
Date of earliest event reported:	September 6, 2006

Auriga Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26013	84-1334687
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Triangle Parkway, Suite 300 Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(678) 282-1600

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed with the SEC on May 18, 2006, Auriga Laboratories, Inc. (“Auriga”) was party to a license agreement (the “Prior License Agreement”) with Cornerstone BioPharma, Ltd. (“Cornerstone”), dated as of May 24, 2005, as amended, pursuant to which Auriga was granted an exclusive, perpetual, worldwide sub-license to  the trademark rights in EXTENDRYL and to propriety information relating to formulations that relate directly to products sold by Fleming and Company Pharmaceuticals (the ultimate licensor) under the Extendryl mark (the “Licensed Rights”), in exchange for a royalty of 30% of net sales of the licensed products sold by Auriga. Effective as of September 6, 2006, Auriga and Cornerstone entered into an Amended and Restated License Agreement (the “New License Agreement”), pursuant to which Auriga is obligated to make royalty payments to Cornerstone for such Licensed Rights based on a percentage of net sales of the licensed products, as follows:

30% of net sales during the calendar quarter ended September 30, 2006;

10% of net sales during the last quarter of 2006 and the first quarter of 2007;

8% of net sales during the second, third and fourth quarters of 2007;

7% of net sales during 2008; and

5% of net sales during 2009 and thereafter.

As additional consideration, Auriga issued Cornerstone 200,000 shares of Auriga common stock.

Pursuant to the New License Agreement, Auriga has agreed that, so long as the New License Agreement remains in effect, Auriga will not submit a new drug application to the Food and Drug Administration for products containing one of the active ingredients in Extendryl. Cornerstone is free to submit such applications. The formulations which are the subject of any such approved applications by Cornerstone will be included in the Licensed Rights. Each party has also agreed not to manufacture generic versions of the other party’s products.

A copy of the New License Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein.

Item 3.02    Unregistered Sales of Equity Securities.

Auriga’s issuance to Cornerstone of 200,000 shares of Auriga common stock was exempt from registration under the Securities Act of 1933 pursuant to exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The discussion in Item 1.01 is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

10.1	Amended and Restated License Agreement dated as of September 6, 2006, between Auriga Laboratories, Inc. and Cornerstone BioPharma, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auriga Laboratories, Inc.

September 6, 2006	By:	/s/ Philip S. Pesin
Name: Philip S. Pesin Title: Chief Executive Officer